TERM NOTE

October 30, 2017 $3,000,000.00

FOR VALUE RECEIVED, HIGH STREET NURSING, LLC, a Georgia limited liability company (the "**Borrower**"), promises and agrees to pay to the order of SERVISFIRST BANK, an Alabama state banking corporation (the "**Lender**"), at its offices in Nashville, Tennessee, or at such other place as may be designated in writing by the holder, in lawful money of the United States of America, the principal sum of Three Million and no/100 Dollars ($3,000,000.00), or so much thereof as may be advanced from time to time by the Lender, together with interest from the date hereof on the unpaid principal balance outstanding from time to time hereon computed at a fixed rate of interest equal to six percent (6.00%) per annum. Unless otherwise indicated, interest at the rate set forth above will be calculated by the actual/360 day method (a daily amount of interest is computed for a hypothetical year of 360 days; that amount is multiplied by the actual number of days for which any principal is outstanding hereunder).

This Note is issued pursuant to and in connection with that certain Loan Agreement of even date herewith by and between the Borrower and the Lender (as such may be amended and/or restated from time to time, the "**Loan Agreement**"). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

This Note shall be repaid as follows: (a) commencing on November 30, 2017 and continuing on the last day of each consecutive month thereafter through and including the Maturity Date, the Borrower shall pay to Lender accrued and unpaid interest at the rate otherwise set forth herein, (b) commencing on (i) January 31, 2018 and continuing on the last day of each consecutive month thereafter through and including December 31, 2018, the Borrower shall pay to Lender a principal reduction payment equal to $5,200.00, in each case plus all accrued and unpaid interest, (ii) January 31, 2019 and continuing on the last day of each consecutive month thereafter through and including December 31, 2019, the Borrower shall pay to Lender a principal reduction payment equal to $5,500.00, in each case plus all accrued and unpaid interest, (iii) January 31, 2020 and continuing on the last day of each consecutive month thereafter through and including December 31, 2020, the Borrower shall pay to Lender a principal reduction payment equal to $5,800.00, in each case plus all accrued and unpaid interest, (iv) January 31, 2021 and continuing on the last day of each consecutive month thereafter through and including December 31, 2021, the Borrower shall pay to Lender a principal reduction payment equal to $6,200.00, in each case plus all accrued and unpaid interest and (v) January 31, 2022 and continuing on the last day of each consecutive month thereafter through and including September 30, 2022, the Borrower shall pay to Lender a principal reduction payment equal to $6,600.00, in each case plus all accrued and unpaid interest; and (c) on the Maturity Date, this Note shall mature and the Borrower shall pay to Lender an amount equal to all accrued interest, plus all outstanding principal, costs, fees and expenses.

Upon the occurrence of an Event of Default, then, at the option of the holder, the entire indebtedness hereby evidenced shall become due, payable and collectible then or thereafter, without notice, as the holder may elect regardless of the date of maturity. The holder may waive any default before or after the same has been declared and restore this Note to full force and effect without impairing any rights hereunder, such right of waiver being a continuing one.

Principal and unpaid interest bear interest following any Event of Default at the Default Rate; provided that commencing on the 11th day after the applicable due date of any missed payment, a five percent (5%) late charge (the "**Late Charge**") shall accrue on the amount of such missed payment until paid in full. In case of suit, or if this obligation is placed in an attorney's hands for collection, or to protect

the security for its payment, the undersigned will pay all costs of collection and litigation, including a reasonable attorney's fee.

All amounts received for payment prior to the occurrence of an Event of Default shall, at the option of the Lender, be applied first to any unpaid expenses due Lender under this Note or under any other documents evidencing or securing the obligations or indebtedness of Borrower to Lender, then to the unpaid Default Interest, then to all other accrued but unpaid interest due under this Note, and finally, to the reduction of outstanding principal due under this Note.

This Note may only be prepaid in accordance with the terms of the Loan Agreement.

The makers, endorsers, guarantors and all parties to this Note and any who may become liable for same, jointly and severally waive presentment for payment, protest, notice of protest, notice of nonpayment of this Note, demand and all legal diligence in enforcing collection, and hereby expressly agree that the lawful owner or holder of this Note may defer or postpone collection of the whole or any part thereof, either principal and/or interest, or may extend or renew the whole or any part thereof, either principal and/or interest, or may accept additional collateral or security for the payment of this Note, or may release the whole or any part of any collateral security and/or liens given to secure the payment of this Note, or may release from liability on account of this Note any one or more of the makers, endorsers, guarantors and/or other parties thereto, all without notice to them or any of them; and such deferment, postponement, renewal, extension, acceptance of additional collateral or security and/or release shall not in any way affect or change the obligation of any such maker, endorser, guarantor or other party to this Note, or of any who may become liable for the payment thereof.

Borrower agrees to pay Lender a Tax Tracking Fee in the amount of $345.00. The tax Tracking Fee will be paid to Lender or withheld from the loan proceeds at the closing of the Loan. The Tax Tracking Fee will reimburse Lender for its cost of verifying that the property taxes due on the real estate securing the Loan are paid during the term of the Loan.

This Note is a secured promissory note.

This Note has been executed and delivered in, and shall be governed by and construed according to the laws of the State of Alabama except to the extent pre-empted by applicable laws of the United States of America. If any provision of this Note should for any reason be invalid or unenforceable, the remaining provisions hereof shall remain in full force and effect.

TIME IS OF THE ESSENCE WITH REGARDS TO EACH AND EVERY PROVISION OF THIS NOTE.

In any action to enforce this Note, Borrower hereby irrevocably and unconditionally waives any and all rights under the laws of any state to claim or recover any special, exemplary, punitive, consequential or other damages other than actual damages.

This Note may not be changed or terminated without the prior written approval of the Lender and the Borrower. No waiver of any term or provision hereof shall be valid unless in writing signed by the holder.

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ENTERED INTO as of the date first above written.

BORROWER:

HIGH STREET NURSING, LLC,
a Georgia limited liability company

By: ______________________________
Name: Clifford Neuman
Title: Manager